GENERAL DISTRIBUTION CONTRACT

     THIS  CONTRACT is made and entered into this ___ day of ________, 1997, by
and  between   INVESCO Strategic Portfolios, Inc.,  a  Maryland   Corporation,
hereinafter called the Company) and INVESCO Funds Group, INC., a Delaware corporation (hereinafter called "IFG"):

                                   WITNESSETH:

1. Distribution of Fund Shares

     Company hereby grants IFG the exclusive right to distribute and promote the sale of the capital stock of the Company (shares) in all jurisdictions and localities where the offering thereof is legally qualified, and IFG hereby agrees to act as such exclusive selling agent, subiect to the terms and conditions herein contained.

2. Terms and Conditions of Sales

     A. Shares shall be offered at the net asset value thereof, as defined in the bylaws of the Company, and no sales charge or commission shall be imposed on the sale of shares to any person.

     B. No shares shall be offered for sale until and unless there shall have been delivered to the purchaser a currently effective prospectus covering the same filed under the Securities Act of 1933 and qualified for use in each state, territorial, or foreign jurisdiction in which the offering is made.

3. Duties of Distributor and Assumption of Expenses by Distributor

     A. IFG shall use its best efforts to promote maximum distribution of shares by direct selling methods, which may include use of the mails, telephone, and such other means, including personal solicitation, as IFG in its sole discretion may deem advisable. IFG shall train and supervise all personnel engaged in this direct selling effort, provided, however, that nothing herein shall be construed to impose upon IFG any duty to maintain sales representatives in the field, or to engage any subdistributor or agent, or to employ any person or incur any expense not reasonably required by or attributable to direct selling activities administered by IFG.

     B. IFG shall prepare and provide necessary copies of all sales literature, including prospectuses covering said securities, subject to the Company's approval thereof, and shall bear all costs incident to the distribution and sale of shares by the direct selling methods herein provided.

     C. Company agrees to make available to IFG such information, books and records relating to the business of the Company as IFG may from time to time reasonably request in connection with the services rendered by IFG hereunder.

4. Duration and Termination of Contract

     A. This contract, having been approved by vote of a majority of the directors of the Company (including a majority of the directors of the Company who are not interested persons of any party to the agreement within the purview of Section 15(c) of the Investment Company Act of 1940, as amended), shall continue in effect unless sooner terminated as hereinafter provided for an initial term of two years and from year to year thereafter as long as such continuance is specifically approved at least annually by the board of directors of the Company or by vote of a majority of the outstanding voting securities of the Company, and, in addition, the terms of the contract and any renewal thereof shall have been approved by a vote of a majority of the directors who are not parties to the contract or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

     B. If this contract is assigned (as defined in Section 2(a)(4) of the Investment Company Act of 1940), it shall automatically terminate forthwith.

     C. Either IFG or the Company shall have the right to terminate this contract without the payment of any penalty, upon sixty (60) days notice to the other.

5. Miscellaneous

     A. Nothing herein shall be construed to prohibit IFG from engaging in other related or unrelated businesses.

     B. Nothing herein shall be construed to impose upon IFG any duty or expense in connection with the services of any registrar, transfer agent or custodian appointed by the Company, the computation of the asset value or offering price of shares, the preparation and distribution of notices of meetings, proxy soliciting material, annual and periodic reports, dividends and dividend notices, or any other corporate responsibility of the Company.

     IN WITNESS WHEREOF, the parties hereto have executed the foregoing contract on the date first above written.

                                     INVESCO STRATEGIC PORTFOLIOS, INC.

                                     By:  ________________________________
ATTEST:                                   Dan J. Hesser, President

________________________
Glen A. Payne, Secretary

                                     INVESCO FUNDS GROUP, INC.


                                     By: _________________________________
                                         Ronald L. Grooms
                                         Senior Vice President
ATTEST:

________________________
Glen A. Payne, Secretary